Exhibit 99.1

Frontier Communications Corporation (Frontier) filed its Form 10-Q for the quarter ended March 31, 2020 with the U.S. Securities and Exchange Commission ("SEC") on May 6, 2020.  The schedules contained in this Exhibit 99.1 include supplemental information regarding Frontier’s financial results.

Non-GAAP Financial Measures

Frontier uses certain non-GAAP financial measures in evaluating its performance, including EBITDA, EBITDA margin, Adjusted EBITDA, Adjusted EBITDA margin, operating free cash flow, adjusted operating expenses, and leverage ratio, each of which is described below.  Management uses these non-GAAP financial measures internally to (i) assist in analyzing Frontier’s underlying financial performance from period to period, (ii) analyze and evaluate strategic and operational decisions, (iii) establish criteria for compensation decisions, and (iv) assist in the understanding of Frontier’s ability to generate cash flow and, as a result, to plan for future capital and operational decisions.  Management believes that the presentation of these non-GAAP financial measures provides useful information to investors regarding Frontier’s financial condition and results of operations because these measures, when used in conjunction with related GAAP financial measures (i) provide a more comprehensive view of Frontier’s core operations and ability to generate cash flow, (ii) provide investors with the financial analytical framework upon which management bases financial, operational, compensation, and planning decisions and (iii) present measurements that investors and rating agencies have indicated to management are useful to them in assessing Frontier and its results of operations.

A reconciliation of these measures to the most comparable financial measures calculated and presented in accordance with GAAP is included in the accompanying tables. These non-GAAP financial measures are not measures of financial performance or liquidity under GAAP, nor are they alternatives to GAAP measures and they may not be comparable to similarly titled measures of other companies.

EBITDA is defined as net income (loss) less income tax expense (benefit), interest expense, investment and other income (loss), pension settlement costs, gains/losses on extinguishment of debt, and depreciation and amortization. EBITDA margin is calculated by dividing EBITDA by total revenue.

Adjusted EBITDA is defined as EBITDA, as described above, adjusted to exclude, certain pension/OPEB expenses, restructuring costs and other charges, stock-based compensation expense, goodwill impairment charges, and certain other non-recurring items.  Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by total revenue.

Management uses EBITDA, EBITDA margin, Adjusted EBITDA and Adjusted EBITDA margin to assist it in comparing performance from period to period and as measures of operational performance.  Management believes that these non-GAAP measures provide useful information for investors in evaluating Frontier’s operational performance from period to period because they exclude depreciation and amortization expenses related to investments made in prior periods and are determined without regard to capital structure or investment activities. By excluding capital expenditures, debt repayments and dividends, among other factors, these non-GAAP financial measures have certain shortcomings.  Management compensates for these shortcomings by utilizing these non-GAAP financial measures in conjunction with the comparable GAAP financial measures.

Adjusted net income (loss) attributable to Frontier common shareholders is defined as net income (loss) attributable to Frontier common shareholders and excludes restructuring costs and other charges, pension settlement costs, goodwill impairment charges, certain income tax items and the income tax effect of these items, and certain other non-recurring items.  Adjusting for these items allows investors to better understand and analyze Frontier’s financial performance over the periods presented.

Management defines operating free cash flow, a non-GAAP measure, as net cash provided from operating activities less capital expenditures. Management uses operating free cash flow to assist it in comparing liquidity from period to period and to obtain a more comprehensive view of Frontier’s core operations and ability to generate cash flow.  Management believes that this non-GAAP measure is useful to investors in evaluating cash available to service debt. This non-GAAP financial measure has certain shortcomings; it does not represent the residual cash flow available for discretionary expenditures, as items such as debt repayments and preferred stock dividends are not deducted in determining such measure. Management compensates for these shortcomings by utilizing this non-GAAP financial measure in conjunction with the comparable GAAP financial measure.

Adjusted operating expenses is defined as operating expenses adjusted to exclude depreciation and amortization, restructuring and other charges, goodwill impairment charges, certain pension/OPEB expenses, stock-based compensation expense, and certain other non-recurring items.  Investors have indicated that this non-GAAP measure is useful in evaluating Frontier’s performance.

Leverage ratio is calculated as net debt (total debt less cash and cash equivalents) divided by Adjusted EBITDA for the most recent four quarters.  Investors have indicated that this non-GAAP measure is useful in evaluating Frontier’s debt levels.

The information in this press release should be read in conjunction with the financial statements and footnotes contained in Frontier’s documents filed with the SEC.

Frontier Communications Corporation
Unaudited Consolidated Financial Data

	For the quarter ended
($ in millions and shares in thousands, except per share amounts)	March 31, 2020	December 31, 2019	March 31, 2019
Statement of Operations Data
Revenue	$1,933	$1,942	$2,101
Operating expenses:
Network access expenses	286	284	338
Network related expenses	444	445	456
Selling, general and administrative expenses	444	458	456
Depreciation and amortization	415	420	484
Loss on disposal of Northwest Operations	24	32	-
Restructuring costs and other charges	48	82	28
Total operating expenses	1,661	1,721	1,762
Operating income	272	221	339
Investment and other income (loss), net	5	(9)	(9)
Pension settlement costs	103	57	-
Loss on early extinguishment of debt	-	-	(20)
Interest expense	383	391	379
Loss before income taxes	(209)	(236)	(69)
Income tax expense (benefit)	(23)	(74)	18
Net loss	(186)	(162)	(87)

Weighted average shares outstanding - basic and diluted	104,363	104,165	103,885
Basic and diluted net loss per common share	$(1.78)	$(1.55)	$(0.84)

Other Financial Data:
Capital expenditures	$286	$328	$305

Frontier Communications Corporation
Unaudited Consolidated Financial Data

	For the quarter ended
($ in millions)	March 31, 2020	December 31, 2019	March 31, 2019
Selected Statement of Operations Data
Revenue:
Data and Internet services	$932	$898	$967
Voice services	572	600	650
Video services	222	233	268
Other	117	120	124
Customer revenue	1,843	1,851	2,009
Subsidy revenue	90	91	92
Total revenue	$1,933	$1,942	$2,101
Other Financial Data
Revenue:
Consumer	$971	$1,002	$1,077
Commercial	872	849	932
Customer revenue	1,843	1,851	2,009
Subsidy revenue	90	91	92
Total revenue	$1,933	$1,942	$2,101

Frontier Communications Corporation
Consolidated Financial and Operating Data

	For the quarter ended
	March 31, 2020	December 31, 2019	March 31, 2019
Customers (in thousands)	4,063	4,118	4,395
Consumer customer metrics
Customers (in thousands)	3,703	3,747	3,995
Net customer additions (losses)	(44)	(65)	(65)
Average monthly consumer revenue per customer	$86.93	$88.40	$89.14
Customer monthly churn	1.81%	1.93%	1.99%
Commercial customer metrics
Customers (in thousands)	360	371	400
Broadband subscriber metrics (in thousands)
Broadband subscribers	3,480	3,513	3,697
Net subscriber additions (losses)	(33)	(42)	(38)
Video (excl. DISH) subscriber metrics (in thousands)
Video subscribers	621	660	784
Net subscriber additions (losses)	(39)	(38)	(54)
Video - DISH subscriber metrics (in thousands)
DISH subscribers	165	173	198
Net subscriber additions (losses)	(8)	(8)	(7)
Employees	17,437	18,317	20,439

Frontier Communications Corporation
Condensed Consolidated Balance Sheet Data

($ in millions)	(unaudited) March 31, 2020	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$941	$760
Accounts receivable, net	596	629
Assets held for sale	1,406	1,401
Other current assets	259	247
Total current assets	3,202	3,037
Property, plant and equipment, net	12,890	12,963
Other assets	1,396	1,488
Total assets	$17,488	$17,488
LIABILITIES AND EQUITY (DEFICIT)
Current liabilities:
Long-term debt due within one year	$17,306	$994
Liabilities held for sale	115	123
Accounts payable and other current liabilities	1,808	1,687
Total current liabilities	19,229	2,804
Deferred income taxes and other liabilities	2,752	2,770
Long-term debt	-	16,308
Equity (deficit)	(4,493)	(4,394)
Total liabilities and equity (deficit)	$17,488	$17,488

Frontier Communications Corporation
Unaudited Consolidated Cash Flow Data

	For the three months ended
($ in millions)	March 31, 2020	March 31, 2019
Cash flows provided from (used by) operating activities:
Net loss	$(186)	$(87)
Adjustments to reconcile net loss to net cash provided from (used by) operating activities:
Depreciation and amortization	415	484
(Gain) Loss on extinguishment of debt	-	20
Pension settlement costs	103	-
Stock-based compensation expense	1	3
Amortization of deferred financing costs	8	9
Other adjustments	1	-
Deferred income taxes	(30)	16
Loss on disposal of Northwest Operations	24	-
Change in accounts receivable	29	7
Change in accounts payable and other liabilities	110	(157)
Change in prepaid expenses, income taxes, and other assets	2	(13)
Net cash provided from operating activities	477	282
Cash flows provided from (used by) investing activities:
Capital expenditures	(286)	(305)
Proceeds on sale of assets	2	74
Other	2	-
Net cash used by investing activities	(282)	(231)
Cash flows provided from (used by) financing activities:
Long-term debt payments	(5)	(1,995)
Proceeds from long-term debt borrowings	-	1,650
Proceeds from revolving debt	-	375
Repayment of revolving debt	-	(275)
Financing costs paid	-	(30)
Finance lease obligation payments	(8)	(8)
Other	-	(3)
Net cash used by financing activities	(13)	(286)

Increase (Decrease) in cash, cash equivalents, and restricted cash	182	(235)
Cash, cash equivalents, and restricted cash at January 1,	809	404
Cash, cash equivalents, and restricted cash at March 31,	$991	$169
Supplemental cash flow information:
Cash paid during the period for:
Interest	$163	$525
Income tax payments, net	$1	$-

SCHEDULE A

Frontier Communications Corporation
Reconciliation of Non-GAAP Financial Measures

	For the quarter ended
($ in millions)	March 31, 2020	December 31, 2019	March 31, 2019
EBITDA
Net loss	$(186)	$(162)	$(87)
Add back (subtract):
Income tax expense (benefit)	(23)	(74)	18
Interest expense	383	391	379
Investment and other (income) loss, net	(5)	9	9
Pension settlement costs	103	57	-
Loss on extinguishment of debt	-	-	20
Operating income	272	221	339
Depreciation and amortization	415	420	484
EBITDA	$687	$641	$823
Add back:
Pension/OPEB expense	23	19	20
Restructuring costs and other charges	48	82	28
Stock-based compensation expense	1	5	3
Storm-related insurance proceeds	-	(5)	(1)
Loss on disposal of Northwest Operations	24	32	-
Adjusted EBITDA	$783	$774	$873
EBITDA margin	35.6%	33.0%	39.1%
Adjusted EBITDA margin	40.5%	39.9%	41.6%
Free Cash Flow
Net cash provided from operating activities	$477	$405	$282
Capital expenditures	(286)	(328)	(305)
Operating free cash flow	$191	$77	$(23)

SCHEDULE B

Frontier Communications Corporation
Reconciliation of Non-GAAP Financial Measures

	For the quarter ended
	March 31, 2020		December 31, 2019		March 31, 2019
($ in millions, except per share amounts)	Net Income (Loss)	Basic Earnings (Loss) Per Share	Net Income (Loss)	Basic Earnings (Loss) Per Share	Net Income (Loss)	Basic Earnings (Loss) Per Share
Net loss attributable to Frontier common shareholders	$(186)	$(1.78)	$(162)	$(1.55)	$(87)	$(0.84)
Restructuring costs and other charges	48		82		28
Pension settlement costs	103		57		-
(Gain) Loss on extinguishment of debt	-		-		20
Loss on disposal of Northwest Operations	24		32		-
Storm-related insurance proceeds	-		(5)		(1)
Certain other tax items (1)	13		41		30
Income tax effect on above items:
Restructuring costs and other charges	(10)		(21)		(5)
Pension settlement costs	(25)		(14)		-
Loss on extinguishment of debt	-		-		(4)
Storm-related insurance proceeds	-		1		-
	$153	$1.47	$173	$1.66	$68	$0.65
Adjusted net income (loss) attributable to Frontier common shareholders(2)	$(33)	$(0.32)	$11	$0.11	$(19)	$(0.18)

(1)
Includes impact arising from federal research and development credits, changes in certain deferred tax balances, state tax law changes, state filing method change, and the net impact of uncertain tax positions.

(2)	Adjusted net income (loss) attributable to Frontier common shareholders may not sum due to rounding.

SCHEDULE C

Frontier Communications Corporation
Reconciliation of Non-GAAP Financial Measures

	For the quarter ended
($ in millions)	March 31, 2020	December 31, 2019	March 31, 2019
Adjusted Operating Expenses
Total operating expenses	$1,661	$1,721	$1,762
Subtract:
Depreciation and amortization	415	420	484
Loss on disposal of Northwest Operations	24	32	-
Pension/OPEB expense	23	19	20
Restructuring costs and other charges	48	82	28
Stock-based compensation expense	1	5	3
Storm-related insurance proceeds	-	(5)	(1)
Adjusted operating expenses	$1,150	$1,168	$1,228

As of March 31, 2020
Leverage Ratio
Numerator
Long-term debt	$-
Long-term debt due within one year	17,306
Cash and cash equivalents	(941)
$16,365
Denominator
Adjusted EBITDA - last 4 quarters	$3,243
Leverage Ratio	5.05